Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Fourth Quarter and Fiscal 2025 Results

Record quarterly Broadband bookings drove a 3.5 book-to-bill in Q4

Previously announced sale of Video business proceeding as anticipated

SAN JOSE, California, February 19, 2026 - Harmonic Inc. (Nasdaq: HLIT) today announced its unaudited results for the fourth quarter and fiscal year ended December 31, 2025.

“We ended the year with extremely strong quarterly bookings across our Broadband business,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “These bookings drove a 3.5 book-to-bill for the quarter and a substantial year-over-year increase in backlog, which significantly improves our visibility for 2026. We expect this momentum, combined with Unified DOCSIS 4.0 ramps, large customer deployment plans and Rest-of-World accelerated adoption, will contribute to strong Broadband revenue growth this year. Furthermore, the Video business, presented as discontinued operations, exceeded both revenue and profitability expectations for the quarter. The planned sale of this business remains on track to close in the second quarter, which will further support our capital allocation priorities.”

Financial and Business Highlights

Total Company Financial Results

	GAAP				Non-GAAP
	Q4 2025		FY 2025		Q4 2025	FY 2025
	(Unaudited, in millions, except per share data)
Net revenue	$157.3		$570.8		n/a	n/a
Net income (loss) per share	$(0.49)	(1)	$(0.38)	(1)	$0.14	$0.47

Continuing Operations Financial Results - Broadband

	GAAP		Non-GAAP
	Q4 2025	FY 2025	Q4 2025	FY 2025
	(Unaudited, in millions, except per share data)
Net revenue	$98.2	$360.5	n/a	n/a
Net income (2)	$0.2	$1.2	$7.2	$26.4
Adjusted EBITDA (2) (3)	n/a	n/a	$12.1	$47.3
•
Backlog and deferred revenue of $573.8 million, an increase of 73% compared to $332.3 million last year
•
Cash: $124.1 million at December 31, 2025, compared to $101.5 million last year
•
Repurchased approximately 1.3 million shares of common stock for $13.3 million in Q4

Continuing Operations Business Highlights - Broadband1

•
Commercially deployed our cOS™ solution with 146 customers, serving 41.3 million cable modems
•
Signed several multi-year contracts, demonstrating long-term commitment and revenue resiliency
•
Record Rest-of-World bookings in Q4, which should drive continued revenue growth in 2026 and beyond
•
Strong fiber revenue growth in Q4 with multiple customers, including iZZi in Mexico
•
Current portion of backlog and deferred revenue of $307 million, an increase of 110% over last year

(1) Includes goodwill impairment on Video business of $57.5 million.

(2) Includes approximately $3.0 million and $9.0 million of stranded costs associated with the Video divestiture for Q4 and FY 2025, respectively.

(3) Adjusted EBITDA is a Non-GAAP financial measure. Refer to reconciliation below for a reconciliation to net income, the most comparable GAAP measure.

Discontinued Operations - Video Business

The results of the Company's Video Business are presented as held-for-sale and discontinued operations in its Consolidated Statements of Operations and Consolidated Balance Sheets for all periods presented in this press release. As previously announced, on December 8, 2025, the Company entered into a Put Option Agreement to sell its Video business to Leone Media Inc. (d/b/a MediaKind) (the “Buyer”) for a purchase price of $145 million in cash (the "Disposition"). The purchase price is subject to a potential adjustment based on the amount, on the date the Disposition is consummated, of net working capital of the Video business, the cash and debt of the entities to be sold in the Disposition, as well as the amount of specified selling expenses. As such, and unless stated otherwise, all results presented in the following table reflect those of continuing operations. The Disposition, which is expected to close in the first half of 2026, is subject to the satisfaction of customary closing conditions, including the completion of the required consultation process with the French employee works council.

Select Financial Information from Continuing Operations 2

	GAAP			Non-GAAP
Key Financial Results	Q4 2025	Q3 2025	Q4 2024	Q4 2025	Q3 2025	Q4 2024
	(Unaudited, in millions, except per share data)
Net revenue	$98.2	$90.5	$171.0	n/a	n/a	n/a
Net income (loss)	$0.2	$(0.5)	$38.2	$7.2	$7.5	$48.0
Net income (loss) per share	$0.00	$(0.00)	$0.32	$0.06	$0.07	$0.41

Other Financial Information	Q4 2025	Q3 2025	Q4 2024
	(Unaudited, in millions)
Adjusted EBITDA for the quarter (1)	$12.1	$13.1	$65.7
Bookings for the quarter	$346.9	$97.4	$87.7
Backlog and deferred revenue as of quarter end	$573.8	$338.0	$332.3
Cash and cash equivalents as of quarter end	$124.1	$127.4	$101.5

Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”

Financial Guidance for Continuing Operations - Broadband

	Q1 2026 GAAP Financial Guidance
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$100	$105
Gross margin % (2)	53.0%	54.3%
Income from operations (3)	$7	$9
Tax rate	27.3%	27.3%
Net income per share	$0.04	$0.04
Shares (4)	111.4	111.4

	2026 GAAP Financial Guidance
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$440	$480
Gross margin % (2)	50.5%	52.5%
Income from operations (3)	$46	$71
Tax rate	27.3%	27.3%
Net income per share	$0.27	$0.43
Shares (4)	111.7	111.7

(1) Adjusted EBITDA is a Non-GAAP financial measure. Refer to reconciliation below for a reconciliation to net income, the most comparable GAAP measure.

(2) Includes approximately $1.0 million and $4.0 million of estimated tariff impacts for Q1 and FY 2026, respectively.

(3) Includes approximately $2.0 million and $10.0 million of stranded costs associated with Video divestiture for Q1 and FY 2026, respectively.

(4) Diluted shares assumes stock price at $10.07 (Q4 2025 average price).

Financial Guidance for Continuing Operations - Broadband3

	Q1 2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	54.0%	55.0%
Gross profit (2)	$54	$58
Income from operations (3)	$18	$20
Tax rate	24.5%	24.5%
Net income per share	$0.11	$0.12
Shares (4)	111.4	111.4

	2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	51.0%	53.0%
Gross profit (2)	$224	$254
Income from operations (3)	$74	$99
Tax rate	24.5%	24.5%
Net income per share	$0.46	$0.63
Shares (4)	111.7	111.7

(1) Refer to “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations on Financial Guidance” below. Components may not sum to total due to rounding.

(2) Includes approximately $1.0 million and $4.0 million of estimated tariff impacts for Q1 and FY 2026, respectively.

(3) Includes approximately $2.0 million and $10.0 million of stranded costs associated with Video divestiture for Q1 and FY 2026, respectively.

(4) Diluted shares assumes stock price at $10.07 (Q4 2025 average price).

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, February 19, 2026. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BI1e7644dc1c1b4189836e0b9cc656d1e3. A replay will be available after 5:00 p.m. PT on the same website.

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in virtualized broadband and video delivery solutions, enables media companies and service providers to deliver ultra-high-quality video streaming and broadcast services to consumers globally. The company revolutionized broadband networking via the industry’s first virtualized broadband solution, enabling operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software platforms, or powering the delivery of gigabit internet services, Harmonic is changing the way media companies and service providers monetize live and on-demand content on every screen. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements related to the timing of the pending sale of our Video business and anticipated benefits of the proposed transaction; Broadband revenue growth from anticipated customer purchases and deployments of our Unified DOCSIS 4.0 and other solutions; and our expectations regarding: net revenue, gross margins, operating expenses, operating income (loss), Adjusted EBITDA, tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, in no particular order, the following: the possibility that the pending sale of the Video business does not close due to regulatory approvals not being obtained or other closing conditions not being fulfilled; the pending transaction encounters unanticipated delays or is postponed or cancelled due to a material adverse event or change; anticipated benefits for Harmonic as a result of the pending transaction do not fully materialize; customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable or telco industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband business will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOS™ product solutions; dependence on various broadband industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; and the impact on our business of natural disasters. In some cases, you can identify forward-looking statements by terminology such as, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), Adjusted EBITDA (including those amounts as a percentage of revenue) and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Non-cash interest expense related to convertible notes - We record the amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the Non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Depreciation - Depreciation expense is excluded from Adjusted EBITDA as this is a non-cash item unrelated to the ordinary course of our business and not reflective of our underlying business performance.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Asset impairment and related charges - We exclude impairment and related charges due to the nature of such expenses being unusual and arising outside the ordinary course of continuing operations. These costs primarily consist of impairments of goodwill, fixed assets, right-of-use assets and related leasehold improvements, and other unrecoverable facility costs due to the intended change in use of certain leased space.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. It also includes a non-cash adjustment related to the method change for capitalization of research and development expenses under Section 174 of the Internal Revenue Code, which reduced our foreign-derived intangible income (FDII) tax benefits. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$124,105	$101,457
Accounts receivable, net of allowances for credit losses of $227 and $415 as of December 31, 2025 and December 31, 2024, respectively	85,935	143,724
Inventories	47,840	43,060
Prepaid expenses and other current assets	12,530	9,888
Assets held for sale	223,961	267,011
Total current assets	494,371	565,140
Property and equipment, net	25,648	25,162
Operating lease right-of-use assets	13,687	12,411
Goodwill	60,900	60,773
Deferred income taxes, net	104,043	113,906
Other non-current assets	19,834	19,114
Total assets	$718,483	$796,506
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,944	$2,194
Accounts payable	23,093	28,318
Deferred revenue	31,519	14,385
Operating lease liabilities	6,433	5,675
Other current liabilities	48,288	54,745
Liabilities to be disposed of	85,671	86,966
Total current liabilities	197,948	192,283
Long-term debt	109,140	112,084
Other borrowings	—	—
Operating lease liabilities, non-current	14,664	14,727
Other non-current liabilities	13,485	12,154
Total liabilities	335,237	331,248
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 111,186 and 116,735 shares issued and outstanding at December 31, 2025 and 2024, respectively	111	117
Additional paid-in capital	2,466,177	2,432,733
Accumulated deficit	(2,076,406)	(1,953,495)
Accumulated other comprehensive loss	(6,636)	(14,097)
Total stockholders’ equity	383,246	465,258
Total liabilities and stockholders’ equity	$718,483	$796,506

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue:
Appliance and integration	$82,482	$157,585	$302,787	$433,795
SaaS and service	15,753	13,443	57,736	54,405
Total net revenue	98,235	171,028	360,523	488,200
Cost of revenue:
Appliance and integration	45,790	75,412	162,129	221,745
SaaS and service	6,265	5,418	23,649	26,348
Total cost of revenue	52,055	80,830	185,778	248,093
Total gross profit	46,180	90,198	174,745	240,107
Operating expenses:
Research and development	19,660	19,679	74,958	72,574
Selling, general and administrative	22,752	19,873	82,755	79,169
Asset impairment and related charges	—	610	1,637	10,889
Restructuring and related charges	—	465	1,315	2,741
Total operating expenses	42,412	40,627	160,665	165,373
Income from operations	3,768	49,571	14,080	74,734
Interest expense, net	(397)	(2,262)	(3,799)	(6,465)
Other income (expense), net	(47)	6,478	(1,420)	3,267
Income before income taxes	3,324	53,787	8,861	71,536
Provision for income taxes	3,105	15,592	7,645	20,818
Income from continuing operations	219	38,195	1,216	50,718
Loss from discontinued operations, net of tax	(55,034)	(75)	(44,526)	(11,501)
Net income (loss)	$(54,815)	$38,120	$(43,310)	$39,217

Net income (loss) per share:
Basic:
Continuing operations	$0.00	$0.33	$0.01	$0.44
Discontinued operations	(0.49)	(0.00)	(0.39)	(0.10)
Basic earnings (loss) per share	$(0.49)	$0.33	$(0.38)	$0.34

Diluted:
Continuing operations	$0.00	$0.32	$0.01	$0.43
Discontinued operations	(0.49)	(0.00)	(0.39)	(0.10)
Diluted earnings (loss) per share	$(0.49)	$0.32	$(0.38)	$0.33

Weighted average common shares:
Basic	112,089	116,619	113,660	115,120
Diluted	112,995	117,699	114,182	117,482

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended
	December 31, 2025	December 31, 2024
Cash flows from Continuing and Discontinued Operations
Cash flows from operating activities:
Net income (loss)	$(43,310)	$39,217
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,082	12,139
Asset impairment and related charges	1,637	12,036
Impairment of goodwill	57,521	—
Stock-based compensation	31,882	28,073
Foreign currency remeasurement	847	315
Deferred income taxes, net	8,476	(16,436)
Provision for excess and obsolete inventories	3,270	10,971
Other	127	569
Changes in operating assets and liabilities:
Accounts receivable, net	53,908	(38,241)
Inventories	(7,103)	8,374
Prepaid expenses and other assets	3,302	3,199
Accounts payable	(5,965)	(3,107)
Deferred revenues	10,220	(2,210)
Other liabilities	(17,928)	7,018
Net cash provided by operating activities	107,966	61,917
Cash flows from investing activities:
Purchases of property and equipment	(11,080)	(9,186)
Net cash used in investing activities	(11,080)	(9,186)
Cash flows from financing activities:
Proceeds from long-term debt	135,000	115,000
Repayment of convertible debt	—	(115,500)
Payments for debt issuance costs	—	(332)
Proceeds from other borrowings	3,835	3,943
Repayment of long-term debt and other borrowings	(142,816)	(5,447)
Repurchase of common stock	(79,027)	(30,047)
Proceeds from common stock issued to employees	5,983	6,628
Taxes paid related to net share settlement of equity awards	(4,365)	(7,514)
Net cash used in financing activities	(81,390)	(33,269)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	7,176	(1,942)
Net increase in cash and cash equivalents and restricted cash	22,672	17,520
Cash and cash equivalents and restricted cash, beginning of the year	101,789	84,269
Cash and cash equivalents and restricted cash, end of the year	$124,461	$101,789

Cash and cash equivalents and restricted cash at end of the year
Cash and cash equivalents	$124,105	$101,457
Restricted cash included in other current assets	356	332
Total cash, cash equivalents and restricted cash as shown in the consolidated statement of cash flows	$124,461	$101,789

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended
	December 31, 2025	December 31, 2024
Supplemental cash flow disclosure:
Income tax payments, net	$12,760	$27,308
Interest payments, net	$4,072	$6,283
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	$247	$488
Supplemental schedule of non-cash financing activities:
Shares of common stock issued upon redemption of the 2024 Notes	—	4,578

Harmonic Inc.

Preliminary GAAP Revenue Information

(Unaudited, in thousands, except percentages)4

	Three Months Ended
	December 31, 2025		September 26, 2025		December 31, 2024
Geography
Americas	$85,224	87%	$80,040	88%	$158,912	92%
EMEA	9,781	10%	9,717	10%	11,832	7%
APAC	3,230	3%	735	2%	284	1%
Total	$98,235	100%	$90,492	100%	$171,028	100%

Customer
Top 2 customers (1)	$58,077	59%	$58,853	65%	$140,873	82%
Rest-of-world	40,158	41%	31,639	35%	30,155	18%
Total	$98,235	100%	$90,492	100%	$171,028	100%

			Twelve Months Ended
			December 31, 2025		December 31, 2024
Geography
Americas			$320,570	89%	$449,346	92%
EMEA			33,894	9%	36,420	7%
APAC			6,059	2%	2,434	1%
Total			$360,523	100%	$488,200	100%

Customer
Top 2 customers (1)			$221,787	62%	$393,234	81%
Rest-of-world			138,736	38%	94,966	19%
Total			$360,523	100%	$488,200	100%

(1) Based on largest subscriber footprint

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended December 31, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$98,235	$46,180	$42,412	$3,768	$(444)	$219
Stock-based compensation	—	218	(5,594)	5,812	—	5,812
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,186
Total adjustments	—	218	(5,594)	5,812	—	6,998
Non-GAAP	$98,235	$46,398	$36,818	$9,580	$(444)	$7,217
As a % of revenue (GAAP)		47.0%	43.2%	3.8%	(0.5)%	0.2%
As a % of revenue (Non-GAAP)		47.2%	37.5%	9.8%	(0.5)%	7.3%
Diluted earnings per share:
GAAP						$0.00
Non-GAAP						$0.06
Shares used in per share calculation:
GAAP and Non-GAAP						112,995

	Three Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income (Loss) from Continuing Operations
GAAP	$90,492	$42,299	$38,269	$4,030	$(561)	$(515)
Stock-based compensation	—	125	(5,032)	5,157	—	5,157
Restructuring and related charges	—	—	(887)	887	—	887
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,986
Total adjustments	—	125	(5,919)	6,044	—	8,030
Non-GAAP	$90,492	$42,424	$32,350	$10,074	$(561)	$7,515
As a % of revenue (GAAP)		46.7%	42.3%	4.5%	(0.6)%	(0.6)%
As a % of revenue (Non-GAAP)		46.9%	35.7%	11.1%	(0.6)%	8.3%
Diluted earnings (loss) per share:
GAAP						$(0.00)
Non-GAAP						$0.07
Shares used in per share calculation:
GAAP						112,982
Non-GAAP						113,323

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended December 31, 2024
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$171,028	$90,198	$40,627	$49,571	$4,216	$38,195
Stock-based compensation	—	—	(5,868)	5,868	—	5,868
Restructuring and related charges	—	—	(465)	465	—	465
Asset impairment and related charges (1)	—	—	(610)	610	—	610
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	2,839
Total adjustments	—	—	(6,943)	6,943	—	9,782
Non-GAAP	$171,028	$90,198	$33,684	$56,514	$4,216	$47,977
As a % of revenue (GAAP)		52.7%	23.8%	29.0%	2.5%	22.3%
As a % of revenue (Non-GAAP)		52.7%	19.7%	33.0%	2.5%	28.1%
Diluted earnings per share:
GAAP						$0.32
Non-GAAP						$0.41
Shares used in per share calculation:
GAAP and Non-GAAP						117,699

5

	Twelve Months Ended December 31, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$360,523	$174,745	$160,665	$14,080	$(5,219)	$1,216
Stock-based compensation	—	961	(20,680)	21,641	—	21,641
Restructuring and related charges	—	—	(1,315)	1,315	—	1,315
Asset impairment and related charges (2)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	620
Total adjustments	—	961	(23,632)	24,593	—	25,213
Non-GAAP	$360,523	$175,706	$137,033	$38,673	$(5,219)	$26,429
As a % of revenue (GAAP)		48.5%	44.6%	3.9%	(1.4)%	0.3%
As a % of revenue (Non-GAAP)		48.7%	38.0%	10.7%	(1.4)%	7.3%
Diluted earnings per share:
GAAP						$0.01
Non-GAAP						$0.23
Shares used in per share calculation:
GAAP and Non-GAAP						114,182

(1) Included impairment charges of $0.2 million for right-of-use assets and $0.4 million related to the fair value of other unrecoverable facility costs.

(2) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements and $0.9 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended December 31, 2024
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$488,200	$240,107	$165,373	$74,734	$(3,198)	$50,718
Stock-based compensation	—	505	(18,820)	19,325	—	19,325
Restructuring and related charges	—	—	(2,741)	2,741	—	2,741
Asset impairment and related charges (1)	—	—	(10,889)	10,889	—	10,889
Non-cash interest expense related to convertible notes	—	—	—	—	567	567
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,244)
Total adjustments	—	505	(32,450)	32,955	567	32,278
Non-GAAP	$488,200	$240,612	$132,923	$107,689	$(2,631)	$82,996
As a % of revenue (GAAP)		49.2%	33.9%	15.3%	(0.7)%	10.4%
As a % of revenue (Non-GAAP)		49.3%	27.2%	22.1%	(0.5)%	17.0%
Diluted earnings per share:
GAAP						$0.43
Non-GAAP						$0.71
Shares used in per share calculation:
GAAP and Non-GAAP						117,482

6

	Three Months Ended			Three Months Ended
	December 31, 2025			December 31, 2024
	Income from Continuing Operations	Income (Loss) from Disc. Operations	Net Income (Loss)	Income from Continuing Operations	Income (Loss) from Disc. Operations	Net Income
GAAP	$219	$(55,034)	$(54,815)	$38,195	$(75)	$38,120
Stock-based compensation	5,812	2,582	8,394	5,868	2,618	8,486
Restructuring and related charges	—	—	—	465	708	1,173
Asset impairment and related charges	—	—	—	610	—	610
Impairment of goodwill	—	57,521	57,521	—	—	—
Non-recurring advisory fees	—	2,488	2,488	—	—	—
Discrete tax items and tax effect of Non-GAAP adjustments	1,186	1,272	2,458	2,839	1,204	4,043
Total adjustments	6,998	63,863	70,861	9,782	4,530	14,312
Non-GAAP	$7,217	$8,829	$16,046	$47,977	$4,455	$52,432
As a % of revenue (GAAP)	0.2%	(93.2)%	(34.8)%	22.3%	(0.1)%	17.2%
As a % of revenue (Non-GAAP)	7.3%	14.9%	10.2%	28.1%	8.7%	23.6%

Diluted earnings (loss) per share:
GAAP	$0.00	$(0.49)	$(0.49)	$0.32	$(0.00)	$0.32
Non-GAAP	$0.06	$0.08	$0.14	$0.41	$0.04	$0.45

Shares used in per share calculation:
GAAP and Non-GAAP	112,995	112,995	112,995	117,699	117,699	117,699

(1) Included impairment charges of $3.9 million for right-of-use assets, $4.3 million for leasehold improvements and $2.7 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2025			December 31, 2024
	Income from Continuing Operations	Income (Loss) from Disc. Operations	Net Income (Loss)	Income from Continuing Operations	Income (Loss) from Disc. Operations	Net Income
GAAP	$1,216	$(44,526)	$(43,310)	$50,718	$(11,501)	$39,217
Stock-based compensation	21,641	10,239	31,880	19,325	8,748	28,073
Restructuring and related charges	1,315	422	1,737	2,741	13,703	16,444
Impairment of goodwill	—	57,521	57,521	—	—	—
Non-recurring advisory fees	—	3,315	3,315	—	755	755
Asset impairment and related charges	1,637	—	1,637	10,889	1,824	12,713
Non-cash interest expense related to convertible notes	—	—	—	567	—	567
Discrete tax items and tax effect of Non-GAAP adjustments	620	481	1,101	(1,244)	(4,492)	(5,736)
Total adjustments	25,213	71,978	97,191	32,278	20,538	52,816
Non-GAAP	$26,429	$27,452	$53,881	$82,996	$9,037	$92,033
As a % of revenue (GAAP)	0.3%	(21.2)%	(7.6)%	10.4%	(6.0)%	5.8%
As a % of revenue (Non-GAAP)	7.3%	13.1%	9.4%	17.0%	4.7%	13.6%

Diluted earnings (loss) per share:
GAAP	$0.01	$(0.39)	$(0.38)	$0.43	$(0.10)	$0.33
Non-GAAP	$0.23	$0.24	$0.47	$0.71	$0.07	$0.78

Shares used in per share calculation:
GAAP and Non-GAAP	114,182	114,182	114,182	117,482	117,482	117,482

Harmonic Inc.

Preliminary Income (Loss) from Continuing Operations to Adjusted EBITDA Reconciliation (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	December 31, 2025	September 26, 2025	December 31, 2024
Income (loss) from continuing operations (GAAP)	$219	$(515)	$38,195
Provision for income taxes	3,105	3,984	15,592
Interest expense, net	397	1,001	2,262
Depreciation	2,597	2,565	2,702
EBITDA	6,318	7,035	58,751

Adjustments
Stock-based compensation	5,812	5,157	5,868
Restructuring and related charges	—	887	465
Lease-related asset impairment and other charges	—	—	610
Adjusted EBITDA (Non-GAAP)	$12,130	$13,079	$65,694
Revenue	$98,235	$90,492	$171,028
Income (loss) from continuing operations margin (GAAP)	0.2%	(0.6)%	22.3%
Adjusted EBITDA margin (Non-GAAP)	12.3%	14.5%	38.4%

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Income from continuing operations (GAAP)	$1,216	$50,718
Provision for income taxes	7,645	20,818
Interest expense, net	3,799	6,465
Depreciation	10,035	11,074
EBITDA	22,695	89,075

Adjustments
Stock-based compensation	21,641	19,325
Restructuring and related charges	1,315	2,741
Lease-related asset impairment and other charges	1,637	10,889
Adjusted EBITDA (Non-GAAP)	$47,288	$122,030
Revenue	$360,523	$488,200
Income from continuing operations margin (GAAP)	0.3%	10.4%
Adjusted EBITDA margin (Non-GAAP)	13.1%	25.0%

Harmonic Inc.

GAAP to Non-GAAP Reconciliations on Financial Guidance for Continuing Operations (Unaudited)(1)

(In millions, except percentages and per share data)7

	Q1 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Income from Continuing Operations
GAAP	$100	to	$105	$53	to	$57	$46	to	$48	$7	to	$9	$4	to	$5
Stock-based compensation		—			1			(10)			11			11
Tax effect of Non-GAAP adjustments		—			—			—			—		(3)	to	(2)
Total adjustments		—			1			(10)			11		8	to	9
Non-GAAP	$100	to	$105	$54	to	$58	$36	to	$38	$18	to	$20	$12	to	$14
As a % of revenue (GAAP)				53.0%	to	54.3%	46.0%	to	45.7%	7.0%	to	8.6%	4.0%	to	4.8%
As a % of revenue (Non-GAAP)				54.0%	to	55.0%	36.0%	to	36.2%	18.0%	to	19.3%	12.0%	to	13.0%
Diluted earnings per share:
GAAP													$0.04	to	$0.04
Non-GAAP													$0.11	to	$0.12
Shares used in per share calculation:
GAAP and Non-GAAP													111.4

	FY26 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Income from Continuing Operations
GAAP	$440	to	$480	$222	to	$252	$176	to	$181	$46	to	$71	$30	to	$48
Stock-based compensation		—			2			(26)			28			28
Tax effect of Non-GAAP adjustments		—			—			—			—		(6)	to	(5)
Total adjustments		—			2			(26)			28		22	to	23
Non-GAAP	$440	to	$480	$224	to	$254	$150	to	$155	$74	to	$99	$52	to	$71
As a % of revenue (GAAP)				50.5%	to	52.5%	40.0%	to	37.7%	10.5%	to	14.8%	6.8%	to	10.0%
As a % of revenue (Non-GAAP)				51.0%	to	53.0%	34.1%	to	32.3%	16.8%	to	20.6%	11.7%	to	14.7%
Diluted earnings per share:
GAAP													$0.27	to	$0.43
Non-GAAP													$0.46	to	$0.63
Shares used in per share calculation:
GAAP and non-GAAP													111.7

(1) Components may not sum to total due to rounding.